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                                                                    Exhibit 3.23

                ARTICLES OF AMENDMENT TO ARTICLES OF ORGANIZATION
                                       OF
                          KING FARM NEIGHBORHOODS, LLC

FIRST: The name of the limited liability company (the "Company") is King Farm Neighborhoods, LLC.

SECOND: Article First of the Articles of Organization of the Company is hereby amended to read as hereinafter set forth:

     "FIRST: The name of the limited liability company (the "Company") is KF Neighborhoods, L.L.C."

     THIRD: The aforesaid amendments to the Articles of Organization of the company were approved by the unanimous consent of the members of the company pursuant to the provisions of Section 4A-204 of the Maryland Limited Liability Company Act.

Executed on March 28, 2002.


                                        /s/ Richard N. Gale
                                        ----------------------------------------
                                        Richard N. Gale
                                        Authorized Person